Exhibit 99.1

Adial Pharmaceuticals Engages The Keswick Group to Advance Partnering Activities for the Clinical Development of AD04 for Alcohol Use Disorder

The Keswick Group is led by experienced pharmaceutical business development executive, Tony Goodman

Charlottesville, VA, March 21, 2023 – Adial Pharmaceuticals, Inc. (NASDAQ: ADIL; ADILW) (“Adial” or the “Company”), a clinical-stage biopharmaceutical company focused on developing therapies for the treatment and prevention of addiction and related disorders, today announced it has engaged The Keswick Group, LLC, a biotech strategic commercial and business development advisory firm, to advance the Company’s partnering activities. The Keswick Group is led by Tony Goodman, a current member of Adial’s board of directors.

Mr. Goodman’s career spans over 23 years in the pharmaceutical and biotech industries. He is the founder and Managing Director of The Keswick Group, LLC. From October 2014 until February 2017, he served as the Chief Business Development Officer of Indivior PLC (INDV, FTSE 500) and a member of the executive team which brought Indivior public as a demerger from Reckitt Benckiser, Inc., the parent company of Reckitt Benckiser Pharmaceuticals (“RBP”). Mr. Goodman held many leadership positions at RBP from 2006 until October 2014 that included Global Director, Commercial Development and Strategic Planning; Global Head, Category Development; Director of US Business Development; and Director of US Commercial Managed Care. During his time at RBP, revenue grew to over $1 billion annually in the addiction market. Mr. Goodman has also served as the Director of Strategic Marketing and Business Development at PRA International. Mr. Goodman graduated from Marshall University with a degree in Business Administration and is currently a Full Board Executive with the National Association of Corporate Directors (“NACD”).

Cary Claiborne, President and Chief Executive Officer of Adial, stated, “Following our latest analysis of the ONWARD™ data, which identified specific genotypes in which AD04 achieved a statistically significant reduction of heavy drinking days as measured by the responder analysis applied to stringent FDA clinical endpoints, as well as our progress in securing meetings with regulatory agencies in both the U.S. and Europe in Q2 2023, we are actively advancing discussions with a variety of potential strategic partners that could enable us to bring AD04 to large markets in the most cost-effective and timely manner. As a result, Adial’s management and board of directors decided that this was the appropriate time to engage an experienced executive solely focused on identifying, evaluating and advancing our strategic options. Having held senior leadership and business development positions at a variety of pharmaceutical companies, including working closely with me at Indivior, Tony is ideally suited for this role given his expansive knowledge of and experience in strategically important partnering transactions and extensive relationships in the healthcare market.”

About Adial Pharmaceuticals, Inc.

Adial Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development of treatments for addictions and related disorders. The Company’s lead investigational new drug product, AD04, is a genetically targeted, serotonin-3 receptor antagonist, therapeutic agent for the treatment of Alcohol Use Disorder (AUD) in heavy drinking patients and was recently investigated in the Company’s ONWARD™ pivotal Phase 3 clinical trial for the potential treatment of AUD in subjects with certain target genotypes (estimated to be approximately one-third of the AUD population) identified using the Company’s companion diagnostic genetic test. ONWARD showed promising results in reducing drinking in heavy drinking patients, and no overt safety or tolerability concerns. AD04 is also believed to have the potential to treat other addictive disorders such as Opioid Use Disorder, gambling, and obesity. Additional information is available at www.adial.com.

Forward Looking Statements

This communication contains certain "forward-looking statements" within the meaning of the U.S. federal securities laws. Such statements are based upon various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "projects," "estimates," "plans" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could" are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. The forward-looking statements include statements regarding advancing discussions with a variety of potential strategic partners that could enable the Company to bring AD04 to large markets in the most cost-effective and timely manner and the potential of AD04 to treat other addictive disorders such as opioid use disorder, gambling, and obesity. Any forward-looking statements included herein reflect our current views, and they involve certain risks and uncertainties, including, among others, our ability to implement our regulatory strategy for AD04 with the regulatory authorities in the U.S. and Europe and accelerate its path to market, our ability to engage strategic partners that could enable the Company to bring AD04 to large markets in the most cost-effective and timely manner, our ability to complete future clinical trials on time and achieve desired results and benefits as expected, our ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements, regulatory limitations relating to our ability to promote or commercialize our product candidates for specific indications, acceptance of our product candidates in the marketplace and the successful development, marketing or sale of our products, our ability to maintain our license agreements, the continued maintenance and growth of our patent estate, our ability to establish and maintain collaborations, our ability to obtain or maintain the capital or grants necessary to fund our research and development activities, and our ability to retain our key employees or maintain our Nasdaq listing. These risks should not be construed as exhaustive and should be read together with the other cautionary statement included in our Annual Report on Form 10-K for the year ended December 31, 2021, subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Contact:

Crescendo Communications, LLC
David Waldman / Alexandra Schilt
Tel: 212-671-1020
Email: adil@crescendo-ir.com